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                                                                    EXHIBIT 10.1

                          INTERSTATE BRANDS CORPORATION
                           INCENTIVE COMPENSATION PLAN
                         CORPORATE & DIVISION MANAGEMENT


1.       PURPOSE:

         The purpose of the Plan is to increase the profitability of the company by stimulating key executives to superior performance and by attracting and keeping in the employ of the company people of outstanding experience and ability. To these ends, the Plan provides a means of rewarding those who contribute most to the profitability of the company.

2.       DEFINITIONS:

         Company                 B     Interstate Brands Corporation (IBC)

         Plan                    B     The Annual Incentive Compensation Plan
                                       for the Company.

         Plan Year               B     Each fiscal year for which the Plan is
                                       authorized.

         Compensation Committee  B     The committee authorized by the Board of
                                       Directors of the Company to administer
                                       the Plan.

3.       ELIGIBILITY OF EMPLOYEES:

         Employees eligible to participate in the Plan in any Plan Year (the "Participants") will be limited to a select group of corporate and divisional management employees who are recommended by IBC's Chief Executive Officer and approved by the Compensation Committee. These positions include:

         o        Chief Executive Officer

         o        Direct Reports to Chief Executive Officer

         o Key corporate and divisional employees who have a significant impact on IBC's profits and strategic position.

4.       COMPANY PERFORMANCE TARGET:

         (a) The standard used to determine corporate performance will be Earnings Per Share. Eastern, Central and Western Division performance will be determined by the respective division's Operating Cash Flow.

         (b) Minimum, target and maximum Earnings Per Share for the corporation and Operating Cash Flow for each division will be recommended by IBC's Chief Executive Officer and approved by the Compensation Committee.


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         (c)      Earnings Per Share and Operating Cash Flow objectives will be related to the company's business plans.

5.       INCENTIVE AWARD GUIDELINES:

         (a) Target incentive amounts are the amounts that would be paid in the event the performance of the company and divisions evenly matched target Earnings Per Share or Operating Cash Flow.

         (b) For the Chief Executive Officer and Chief Operating Officer, the target incentive award will be determined by multiplying the respective base salary amount by the appropriate incentive award guideline percent.

                  The target incentive award for all other Participants will be determined by multiplying the respective salary grade midpoint by the appropriate incentive award guideline percent.

         (c)      Guideline incentive award percents will be as follows:

                                                                                GUIDELINE INCENTIVE AWARD
        EXECUTIVE MANAGEMENT                                                           PERCENTAGE
        --------------------                                                    -------------------------
        Chief Executive Officer                                                            70%
        Chief Operating Officer                                                            55%
        Executive Vice Presidents                                                          50%
        Senior Vice Presidents                                                             45%
        Vice Presidents                                                                    40%

        SALARY GRADES
        20                                                                                 45%
        19                                                                                 40%
        16, 17 and 18                                                                      35%
        13, 14 and 15                                                                      30%
        11 and 12                                                                          20%

6.       DETERMINATION OF INDIVIDUAL INCENTIVES:

         (a) Each Plan Year in which IBC's actual corporate Earnings Per Share/divisional Operating Cash Flow equals or exceeds the applicable minimum level established by the Compensation Committee, Participants will be paid an incentive equal to the product of their respective target incentive and the applicable achievement factor for the Corporation and Divisions.

              LEVEL OF TARGET EARNINGS PER SHARE/
                  OPERATING CASH FLOW ACHIEVED                                  CORPORATE/DIVISION
              -----------------------------------                               ------------------
                            Minimum                                                     50%
                             Target                                                    100%
                            Maximum                                                    200%



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                  Earnings Per Share/Operating Cash Flow achievement factors will be interpolated when achievement is between minimum and maximum.

         (b) Earnings Per Share as provided in the Company's financial statement. Operating Cash Flow will be defined as earnings before interest and taxes (EBIT) plus depreciation and amortization. EBIT will be calculated before extraordinary items and adjustments, but after accruals for annual incentive awards.

7.       DISCRETIONARY AWARDS:

         The Chief Executive Officer may on an annual basis establish a discretionary pool for special payments as the result of circumstances which occur during the Plan Year. Such discretionary pool is subject to the approval of the Compensation Committee.

8.       PAYMENT OF BONUS AWARDS:

         (a) Bonus awards will become payable promptly after the close of the Plan Year.

         (b) Bonus awards will be paid in cash, except when otherwise authorized by the Compensation Committee.

         (c) To receive payment of a bonus award, a Participant must be a full-time employee of IBC at the end of the Plan Year, except in the event of retirement, permanent disability or death of a Participant or sale of substantially all of the assets of IBC or other conditions which are hereinafter provided for in (i),
                  (ii), (iii), (iv), (v) and (vi).

                  If a Participant is not a full-time employee at the end of the Plan Year, the Participant's right to receive a bonus award shall terminate.

                  (i) In the case of retirement or permanent disability of a Participant in a Plan Year, a pro-rata share (to date of retirement or permanent disability) of the bonus award for that Plan Year shall be awarded.

                  (ii) In case of death of a Participant in a Plan Year, a pro-rata share (to date of death) of the bonus award for that Plan Year shall be paid to his legal representative at the close of the Plan Year.

                  (iii) In the case of sale of substantially all of the assets of IBC, an individual plant or plant closure in a Plan Year, a pro-rata share (to date of divesture) of the bonus award for that Plan Year shall be awarded at the close of the Plan Year.

                  (iv) In the case of an employee who has been hired or promoted to an eligible position in a Plan Year, a pro-rata share (from date of entry in the eligible position) of the bonus award for that Plan Year shall be awarded.



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                  (v)      In the case of a Participant who has been transferred
                           to an ineligible position during the Plan Year due to an organizational change, a pro-rata share (to date of transfer to ineligible position) of the bonus award for that Plan Year shall be awarded.

                  (vi) In the case of a Participant who has been transferred between eligible positions during the Plan Year due, a proration shall be made based on the respective criteria for each position for that Plan Year.

9.       POLICY STATEMENT:

         Eligibility for participation in the Plan will be determined on consistent and equitable basis.

10.      ADMINISTRATION:

         (a) This Plan has been adopted by the Board of Directors of IBC and may be amended, from time to time, in any respect, by such Board. Any such amendment may add to, amend, reduce, or cancel any and all rights with regard to the Incentive Compensation Plan.

         (b) The Compensation Committee shall interpret the Plan and make all determinations necessary or desirable for its administration.

         (c) The decision of the Compensation Committee on any questions concerning the interpretation or administration of the Plan will be final and conclusive. Nothing in the Plan will be deemed to give any officer or employee, his legal representatives or assigns any right to participate in the Plan or in any payment under the Plan except to such extent, if any, as the Compensation Committee may determine pursuant to the provisions of the Plan.

         (d) This Plan may be terminated at any time by the Board of Directors of IBC. Upon such termination, all rights or a Participant to amounts not apportioned among the Participants shall become null and void. However, amount previously awarded but unpaid as of the date of termination shall not be affected.

         (e) This Plan and all rights thereunder shall be subject to and interpreted by any and all governmental laws, regulations and approvals that may exist from time to time.

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